COLUMBIA FINANCIAL, INC.
ANNOUNCES FIFTH STOCK REPURCHASE PROGRAM

Fair Lawn, New Jersey, December 14, 2022 — Columbia Financial, Inc. (Nasdaq: CLBK) (the “Company”), the holding company for Columbia Bank and Freehold Bank, today announced that the Company’s Board of Directors has authorized a new stock repurchase program to acquire up to 3,000,000 shares, or approximately 2.7%, of the Company's currently issued and outstanding common stock, commencing upon the completion of the Company’s existing stock repurchase program.

On December 6, 2021, the Company announced its fourth stock repurchase program which authorized the purchase of up to 5,000,000 shares. Under this previously announced program, 4,311,566 shares of common stock have been repurchased at a cost of $90.6 million, or $20.99 per share. As of December 12, 2022, there are 688,434 shares remaining to be repurchased under this existing program.

The repurchase program permits shares to be repurchased in open market transactions or through privately negotiated transactions, and pursuant to a trading plan that the Company intends to adopt in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

Thomas J. Kemly, President and Chief Executive Officer of the Company, stated: “I am happy to announce our new repurchase program. We have been successful in our commitment to repurchase shares of our common stock at attractive prices as a prudent way to deploy capital.”

The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements and priorities. The repurchase program does not obligate the Company to purchase any particular number of shares and it may be extended, modified or discontinued at any time.

About Columbia Financial, Inc.

Columbia Financial, Inc. is a Delaware corporation organized as Columbia Bank’s mid-tier stock holding company. Columbia Financial, Inc. is a majority-owned subsidiary of Columbia Bank MHC. Columbia Bank and Freehold Bank, the wholly-owned subsidiaries of Columbia Financial, Inc., are federally chartered savings banks headquartered in Fair Lawn, New Jersey and Freehold, New Jersey, respectively. Both banks offer traditional financial services to consumers and businesses in our market areas. As of September 30, 2022, Columbia had total assets of $10.0 billion, loans of $7.3 billion, and operates 66 branches with $8.1 billion in deposits.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “projects,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates, higher inflation and their impact on national and local economic conditions; changes in monetary and fiscal policies of the U.S. Treasury, the Board of Governors of the Federal Reserve System and other governmental entities; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect a borrowers’ ability to service and repay the Company’s loans; the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; changes in the value of securities in the Company’s portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and securities; legislative changes and changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s consolidated financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy, or its integration of acquired financial institutions and businesses, and changes in assumptions used in making such forward-looking statements which are subject to numerous risks and uncertainties, including but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K and those set forth in the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all as filed with the Securities and Exchange

Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.